                                                                       EXHIBIT 2
                                                                       ---------

                 PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

Novatel Wireless, Inc.
9360 Towne Centre Drive, Suite 110
San Diego, CA  92121

The undersigned (the "Investor"), hereby confirms its agreement with you as follows:

1. This Preferred Stock and Warrant Purchase Agreement (the "Agreement") is made as of the date set forth below between Novatel Wireless, Inc., a Delaware corporation (the "Company"), and the Investor.

2. The Company has authorized the sale and issuance of up to 30,000 shares (the "Shares") of Series A Convertible Preferred Stock of the Company, $.001 par value per share (the "Preferred Stock") convertible into shares of the Company's common stock, par value $.001 per share (the "Common Stock") as provided in the form of Series A Certificate of Designation attached as Exhibit D, and Common Stock Purchase Warrants (the "Investor Warrants") exercisable for shares of Common Stock (the "Warrant Shares") to certain investors in a private placement (the "Offering").

3. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor 3,000 Shares, and Investor Warrants initially exercisable for 1,168,830 Warrant Shares, at a purchase price of $1,000.00 per Share, or an aggregate purchase price of $3,000,000, pursuant to the Terms and Conditions for Purchase of Shares and Investor Warrants attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein. Unless otherwise requested by the Investor in Exhibit A, certificates representing the Shares and Investor Warrants purchased by the Investor will be registered in the Investor's name and address as set forth below.

4. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or its affiliates, (b) neither it, nor any group of which it is a member or to which it is related, beneficially owns (including the right to acquire or vote) any securities of the Company and (c) it has no direct or indirect affiliation or association with any National Association of Securities Dealers, Inc. ("NASD") member. Exceptions:


--------------------------------------------------------------------------------
        (If no exceptions, write "none." If left blank, response will be deemed to be "none.")

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

                                   Dated as of: December 21, 2001


                                   Cornerstone Equity Investors IV, L.P.
                                   -------------------------------------
                                   "INVESTOR"

                                   By:      /s/ Robert Getz
                                   Name:    Robert Getz
                                   Title:   Managing Director
                                   Address: Cornerstone Equity Investors IV, LP
                                            717 Fifth Avenue, Suite 1100
                                            New York, NY 10022
AGREED AND ACCEPTED:
NOVATEL WIRELESS, INC.

By:
    -------------------------------------
    Name:  /s/ Melvin L. Flowers
    Title: Senior Vice President, Finance,
           Chief Financial Officer and
           Secretary



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


                                     ANNEX I

        TERMS AND CONDITIONS FOR PURCHASE OF SHARES AND INVESTOR WARRANTS

     1. Agreement to Sell and Purchase the Shares and Investor Warrants; Subscription Date.

        1.1 Purchase and Sale. At the Closing (as defined in Section 2), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions hereinafter set forth, the number of Shares and Investor Warrants (together, the "Securities") set forth in paragraph 3 of the Agreement to which these Terms and Conditions for Purchase of Shares and Investor Warrants are attached as Annex I (this "Annex") at the purchase price set forth in such paragraph 3.

        1.2 Other Investors. As part of the Offering, the Company proposes to enter into this same form of Preferred Stock and Warrant Purchase Agreement with certain other investors (the "Other Investors"), and the Company expects to complete sales of Securities to them. (The Investor and the Other Investors are hereinafter sometimes collectively referred to as the "Investors," and the Agreement and the Preferred Stock and Warrant Purchase Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the "Agreements"). The Company will accept executed Agreements from Investors for the purchase of Securities until the date (the "Subscription Date") on which the Company has notified U.S. Bancorp Piper Jaffray Inc. (in its capacity as Placement Agent for the Securities, the "Placement Agent") in writing that it is no longer accepting Agreements for the purchase of Securities in the Offering.

        1.3 Placement Agent Fee. Investor acknowledges that the Company intends to pay the Placement Agent a fee in respect of the sale of Securities to the Investor.

     2. Delivery of the Securities at Closing. The completion of the purchase and sale of the Securities (the "Closing") shall occur on December 21, 2001 (the "Closing Date") at a place and time to be specified by the Company and the Placement Agent, and of which the Investors will be notified in advance by the Placement Agent, or such other date as the Company and the Placement Agent may determine. The Company will not be required to accept any subscriptions or issue any Securities after the Closing Date. However, in the event that the Company receives subscriptions for Securities following the Closing Date, the Company and the holders of not less than one third of the then outstanding shares of Preferred Stock may, in their sole and absolute discretion, accept such subscriptions in whole or in part, and may set one or more additional closing dates on or before, but not after, January 15, 2002 (each an "Additional Closing Date") for the closing of the purchase and sale of Securities (each an "Additional Closing") to additional Investors. References herein to the "Closing Date" include any Additional Closing Dates. The Company shall not be subject to a maximum number of shares of Preferred Stock that it may issue. The closing of the purchase and sale of any such additional subscriptions accepted by the Company after the Initial Closing Date shall be held on an Additional Closing Date at the place and time determined by the Company. At the Closing, the Company shall deliver to the Investor one or more stock certificates representing the number of Shares, together with the Investor Warrants, set forth in paragraph 3 of the Agreement to which this Annex is attached, each such certificate to be registered in the name of the Investor or, if so indicated on the Stock Certificate Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor, provided that, if requested by the Investor, stock certificates representing such Shares, together with the Investor Warrants, shall be delivered in escrow to such Investor's agent prior to the Closing, to be held until the completion of the Closing. In addition, on or prior to the Closing Date, the Company shall cause counsel to the Company to deliver to the Investors the legal opinion substantially in the form attached hereto as Exhibit F.

         The Company's obligation to issue and sell the Securities to the Investor shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of the purchase price for the Securities being purchased hereunder as set forth in paragraph 3 of the Agreement to which this Annex is attached; (b) completion of purchases and sales under the Agreements with the Other Investors; (c) the accuracy of the representations and warranties made by the Investors and the fulfillment prior to the Closing of the undertakings of the Investors; and (d) on or before the Closing, the filing by the Company with the Secretary of State of the State of Delaware of a Series A Preferred Stock Certificate of Designation (the "Series A Certificate") substantially in the form attached hereto as Exhibit D.

         The Investor's obligation to purchase the Securities shall be subject to the following conditions, any one or more of which may be waived by the
Investor: (a) the Company's agreement to issue and sell, and the Investors' agreement to purchase, on the Closing Date, not less than seventeen thousand five hundred (17,500) shares of Preferred Stock; (b) the delivery to the Investor by counsel to the Company of the legal opinion substantially in the form attached hereto as Exhibit F; (c) The representations and warranties of the Company contained in Section 3 hereof being true and correct on and as of such Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing; (d) the absence of any order, writ, injunction, judgment or decree that questions the validity of the Agreements or the right of the Company to enter into such agreements or to consummate the transactions contemplated hereby and thereby; (e) the delivery to the Investor by the Secretary or an Assistant Secretary of the Company of a certificate stating that the conditions specified in parts (c), (d) and (f) of this paragraph have been fulfilled; and (f) on or before the Closing, the filing by the Company with the Secretary of State of the State of Delaware of the Series A Certificate.

         3. Representations, Warranties and Covenants of the Company. The Company and each of its Subsidiaries (as defined in Section 3.3 below) hereby jointly and severally represent and warrant to each of the Investors as follows, each such representation and warranty being deemed to have been made to the Investor on the date hereof and at the time of the Closing:

            3.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation. The Company and each Subsidiary has the corporate power and authority to own and lease its respective properties, to carry on its business as presently conducted and to carry out the transactions contemplated hereby. The Company and each Subsidiary is duly qualified as a foreign corporation and is in good standing in all such other jurisdictions in which the conduct of its business or its ownership or leasing of property requires such qualification and in which the failure so to qualify or to be in good standing would have a Material Adverse Effect on the operations or financial condition of the Company and its Subsidiaries, taken as a whole.

            As used herein, the term "Material Adverse Effect" shall mean any event or circumstance which involves or results in an actual cost or loss of $50,000 or more, or could reasonably be expected to result in a cost or loss of $50,000 or more.

            The Company's Annual Report on Form 10-K for the year ended December 31, 2000, the Company's Proxy Statement for its 2001 Annual Meeting of Stockholders, and the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 and any of the Company's Current Reports on Form 8-K filed since January 1, 2001 (in each case together with any amendments thereto filed prior to the date hereof, collectively, the "SEC Reports") do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements and information contained therein in light of the circumstances under which they were made not misleading.

         3.2 Capitalization. The capitalization of the Company as of September 30, 2001 is as described in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001. The Company has not issued any capital stock since September 30, 2001 other than pursuant to the exercise of employee stock options under the stock option plans. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with the registration requirements of federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except for options issued under the Company's stock option plans, warrants to purchase 10,804,593 shares of Common Stock (which are subject to adjustment upon dilutive issuances of the Company's securities, including the Securities) and the Securities, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company or any of its Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind, in either case to which the Company or any of its Subsidiaries is a party and providing for the issuance or sale of any capital stock of the Company or any of its Subsidiaries, any such convertible or exchangeable securities or any such rights, warrants or options (except as may be issued to Sanmina Corporation in connection with the settlement of claims, as contemplated by Section 3(c)(i)(1)(e) of the Series A Certificate). Without limiting the foregoing, no preemptive right, co-sale right, right of first refusal or other similar right exists with respect to the issuance and sale of the Securities, except as provided in the Transaction Agreements (as defined in Section 3.4 below). There are no stockholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party.

         3.3 Equity Investments. The Company owns of record all of the issued and outstanding capital stock of Novatel Wireless Solutions, Inc., a Delaware corporation ("NWS"), and all of the issued and outstanding capital stock of Novatel Wireless Technologies, Ltd., an Alberta corporation ("NWT" and together with NWS, the "Subsidiaries"). Other than NWS and NWT, and except as set forth on the SEC Reports, the Company has no Subsidiaries nor does it currently own any capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture or other entity.

         3.4 Authorization of the Agreement. The execution, delivery and performance by the Company of the Agreement and the Investor Warrants (all of the foregoing agreements being referred to hereinafter collectively as the "Transaction Agreements") have been duly authorized by all requisite corporate action of the Company. The Transaction Agreements have been duly executed and delivered on behalf of the Company and constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent that the indemnification provisions contained herein may be limited by applicable laws. Assuming the Series A Certificate is filed with the Delaware Secretary of State, the execution, delivery and performance of the Transaction Agreements, the issuance, sale and delivery of the Securities, and compliance with the provisions hereof and thereof, by the Company, do not and will not, with or without the passage of time or the giving of notice or both, (a) violate any provision of law, statute, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body, which violation would have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, (b) violate the certificate of incorporation, bylaws or other organization documents of the Company or its Subsidiaries, or (c) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or the Subsidiaries under, its certificate of incorporation or bylaws or any note, debenture, indenture, mortgage, lease, contract, purchase order or other instrument, document or agreement to which the Company or such Subsidiary is a party or by which it or any of its property is bound or affected, which conflict, breach, default or other occurrence described in this clause (c) would have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

         3.5 Authorization of Preferred Stock. The issuance, sale and delivery of the shares of Preferred Stock hereunder and the shares of Common Stock issuable by the Company upon conversion of the Preferred Stock have been duly authorized by all requisite corporate and, subject to approval by the holders of a majority of the shares of the Company's outstanding Common Stock as required by Rule 4350(i)(1)(D)(ii) of The Nasdaq Stock Market, stockholder action of the Company, and when so issued, sold and delivered in accordance with the terms of the Agreement for the consideration expressed herein, the shares of Preferred Stock will be validly issued and outstanding, fully paid and nonassessable, and the shares of Common Stock issuable upon conversion of the Preferred Stock have been duly reserved for issuance and delivery upon conversion of the Preferred Stock and at such time of conversion such shares of Common Stock will be validly issued and outstanding fully paid and nonassessable, and each such class of security will not be subject to preemptive or any other similar rights of the stockholders of the Company or others.

         3.6 Authorization of Investor Warrants. The issuance, sale and delivery of the Investor Warrants and the Warrant Shares issuable upon exercise of the Investor Warrants by the Company have been duly authorized by all requisite corporate and, subject to approval by the holders of a majority of the shares of the Company's outstanding Common Stock as required by Rule 4350(i)(1)(D)(ii) of The Nasdaq Stock Market, stockholder action of the Company, the Warrant Shares have been duly reserved for issuance and delivery upon exercise of the Investor Warrants and, at such time the Investor Warrants are exercised and the consideration therefor is received by the Company, each of the Warrant Shares issued pursuant to such exercise will be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive or any other similar rights of the stockholders of the Company or others.

         3.7 Stockholder Approval. (a) The Company agrees to use its best efforts to file with the Securities and Exchange Commission (the "SEC") a preliminary proxy statement (the "Preliminary Proxy") on Schedule 14A in connection with a special meeting of the Company's stockholders to approve the issuance of the Securities pursuant to the Agreement, and the issuance of shares of Common Stock upon the conversion of the Preferred Stock and upon the exercise of the Investor Warrants (the "Stockholder Proposal") not later than 10 business days following the Initial Closing Date. Promptly following the approval by the SEC of the Preliminary Proxy or, if the SEC does not review the Preliminary Proxy, the 10th calendar day after filing the Preliminary Proxy with the SEC (or if such day is not a business day, then the next business day), the Company shall use its best efforts to commence distribution of a definitive proxy statement related to the Stockholder Proposal to the Company's stockholders of record established by the Company's board of directors for such purpose. The Company agrees to use its best efforts to obtain stockholder approval of the Stockholder Proposal. Promptly following the special meeting of the stockholders, the Company shall notify the Investor in writing of the results of the vote of the stockholders on the Stockholder Proposal and, if approved by the requisite number of shares of Common Stock, that the limitations on conversion of the Shares pursuant to Section 3(m) of the Series A Certificate, on exercise of the Investor Warrant pursuant to Section 1.06 of the Investor Warrant and on the number of votes entitled to be cast by holders of the Shares pursuant to
Section 4(c) of the Series A Certificate, are terminated. The Company agrees that the definitive proxy statement distributed pursuant to this Section 3.7(a) will as of its mailing and as of the date of the special meeting of the stockholders (i) comply as to form with the requirements of Schedule 14A under the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and
(ii) comply with Rule 14a-9
of the Exchange Act. Notwithstanding the foregoing, if the Company is able to obtain a waiver from The Nasdaq Stock Market of the requirement to obtain stockholder approval for the issuance of the Securities, the Company's obligations pursuant to this Section 3.7 shall lapse.

            (b) Based on telephone conversations with representatives of The Nasdaq Stock Market, Investors who were holders of shares of the Company's Common Stock prior to the issuance of the Securities, and who own such shares of Common Stock as of the stockholder record date established in connection with the stockholder approval for the issuance of the Securities, are entitled to vote such shares of Common Stock in connection with such stockholder approval.

         3.8 Financial Statements. The consolidated financial statements of the Company (the "Financial Statements") and the related notes contained in the SEC Reports present fairly, in accordance with generally accepted accounting principles, the consolidated financial position of the Company and its Subsidiaries as of the dates indicated, and the results of their operations, cash flows and the changes in stockholders' equity for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments. Such consolidated financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except that unaudited financial statements may not contain all footnotes required by generally accepted accounting principles. Since September 30, 2001, there has not been (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business which have not been, in the aggregate, materially adverse to the Company; (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);
(c) any waiver by the Company of a valuable right or of a material debt owed to it; (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted); or (e) any other event or condition of any character which has a significant possibility of materially and adversely affecting the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted).

         3.9 Title to Properties. Except as set forth in Schedule 3.9 hereto, the Company and each Subsidiary has good and marketable title to its assets, real, personal, or mixed, tangible or intangible, and none of such assets is subject to any mortgage, pledge, lien, claim, encumbrance, charge, security interest or title retention or other security arrangement except for liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties, and except for mortgages, pledges and liens, which would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

         3.10 Intellectual Property Rights. Except as set forth in Schedule 3.10 hereto:

            (a) the Company and each Subsidiary owns all right, title and interest in and to or has the valid and enforceable right to use all Intellectual Property Rights (as hereinafter defined) necessary or required for the conduct of its business as presently conducted or as proposed to be conducted, free and clear of liens or other encumbrances;

            (b) no royalties or other amounts are payable by the Company or either Subsidiary to other persons by reason of their ownership or use of the Intellectual Property Rights, except for such amounts as are paid in the ordinary course of business which are not individually material to the Company and its Subsidiaries, taken as a whole;

            (c) to the knowledge of the Company and each Subsidiary, no product or service marketed, provided or sold or proposed to be marketed, provided or sold by the Company or its Subsidiaries violates or will violate any license or infringes or misappropriates or will infringe or misappropriate any Intellectual Property Rights of another, nor has the Company or either Subsidiary received any notice that any of the Intellectual Property Rights of the Company's Subsidiaries or the operation or proposed operation of its business conflicts, or will conflict, with the rights of others, including, without limitation, any demand or request that the Company or any of its Subsidiaries license any Intellectual Property Rights from any third party, and to the knowledge of the Company and each Subsidiary, there are no grounds for the same;

            (d) to the best knowledge of the Company and the Subsidiaries, no third person or entity is marketing or selling any product or service that violates or infringes the Intellectual Property Rights of the Company or any Subsidiary, which violation could have a Material Adverse Effect on the Company and its Subsidiary;

            (e) to the knowledge of the Company and the Subsidiaries, there exists no claim by any third party contesting the validity, enforceability, use or ownership of any of the Intellectual Property Rights owned or used by the Company or any of its Subsidiaries; and

            (f) the Company or each Subsidiary, as applicable, have taken all necessary and desirable action to maintain and protect the material Intellectual Property Rights owned or used by the Company or its Subsidiaries.

         As used herein, the term "Intellectual Property Rights" means all (i) patents, patent applications and patent disclosures; (ii) trademarks, service marks, trade dress, trade names, Internet domain names, slogans, logos and corporate names and registrations and applications thereof together with all the goodwill associated therewith; (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for the registration thereof; (iv) computer software, data, databases and documentation thereof; (v) trade secrets and other confidential information, including, ideas, inventions (whether or not patentable and whether or not reduced to practice), know-how, research information, drawings, specifications, designs, plans, proposals, financial and marketing plans, customer and supplier lists and related information and marketing materials; (vi) other intellectual property rights and
(vii) copies and tangible embodiments thereof (in whatever form or medium).

         3.11 Contracts. Except for matters which are not reasonably likely to have a Material Adverse Effect, the contracts listed as exhibits to the SEC Reports, other than those contracts that are substantially or fully performed or expired by their terms, are in full force and effect on the date hereof, and none of the Company, its Subsidiaries nor, to the Company's knowledge, except as disclosed in the SEC Reports, any other party to such contracts is in breach of or default under any of such contracts.

         3.12 Compliance. The Company and each Subsidiary has complied in all material respects with all federal, state, provincial, local or, to the Company's knowledge, foreign laws applicable to its business. The Company and each Subsidiary has, or will procure when required, all federal, state, local and foreign governmental licenses, registrations and permits material to or necessary for the conduct of its business, and such licenses, registrations and permits are, or will be when required, in full force and effect and there have been no violations in any material respect of any such licenses, registrations or permits.

         3.13 Nasdaq Compliance. The Company's Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and is listed on The Nasdaq Stock Market, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from The Nasdaq Stock Market.

         3.14 Litigation. Except as disclosed in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2001 and the period ended September 30, 2001, and in the Company's other SEC Reports, there is no action, suit, claim, or, to the best knowledge of the Company and each Subsidiary, no proceeding or investigation, at law, in equity or otherwise, by or before any governmental instrumentality or other agency, now pending, or, to the best knowledge of the Company and each Subsidiary, threatened against the Company or such Subsidiary the outcome of which, if determined adversely to the Company, could reasonably be expected to have a Material Adverse Effect.

         3.15 No Defaults. Except as disclosed in the SEC Reports and elsewhere in the Agreement (including this Annex), none of the Company nor any Subsidiary is in violation or breach of, or in default under, any provision of (a) its certificate of incorporation or bylaws or (b) any note, debenture, indenture, mortgage, lease, contract, purchase order or other instrument, document or agreement to which the Company or such Subsidiary is a party or by which it or such Subsidiary or any of its property or that of such Subsidiary is bound, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body, in each case which violation, breach or default could have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. To the best knowledge of the Company and the Subsidiaries, there exists no condition, event or act which after notice, lapse of time, or both, would constitute such a violation or breach of, or default under, any of the foregoing.

         3.16 No Governmental Consent or Approval Required. No authorization, consent, approval or other order of, declaration to, or filing with, any governmental agency or body is required to be made or obtained by the Company or the Subsidiaries for the performance by the Company of its obligations under the Transaction Agreements, except (a) such as have been already obtained or such exemptive filings as are required to be made under applicable securities laws,
(b) the filing of the Series A Certificate with the Secretary of State of Delaware, (c) with respect to a registration statement to be filed with the SEC pursuant Section 6 hereof, (d) with respect to the Preliminary Proxy and the definitive proxy statement as contemplated by Section 3.7 hereof and (e) such other filings as may be required following the Closing Date under the Exchange Act and the Delaware General Corporation Law.

         3.17 Insurance. The insurance maintained by the Company and each Subsidiary on its properties, assets, business and personnel is in amounts deemed adequate by the Company or such Subsidiary, as applicable, is in accordance with the standards of the industry in which the Company operates, and is under policies currently in effect and issued by insurers of recognized responsibility.

         3.18 Related Transactions. Except as disclosed in the SEC Reports, no director, officer or employee of the Company or either Subsidiary, nor any "associate" (as defined in the rules and regulations promulgated under the Exchange Act) of any such person is indebted to the Company or such Subsidiary, nor is the Company or such Subsidiary indebted (or committed to make loans or extend or guarantee credit) to any such person, nor is any such person a party to any transaction with the Company or such Subsidiary providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring cash payments to, any such person, in each case in excess of $60,000 other than (a) for payment of salary or consulting fees for services rendered, (b) reimbursement for expenses incurred on behalf of the Company and
(c) for other employee benefits, including stock option agreements under any stock option plan of the Company.

         3.19 Registration Rights. Except as contemplated by the Amended and Restated Registration Rights Agreement dated as of June 15, 1999, the Amended and Restated Investors' Rights Agreement dated as of June 30, 2000, as amended to date, the Registration Rights Agreement dated as of November 29, 2001, between Silicon Valley Bank and the Company, and the Agreement, no person has any right to cause the Company to effect the registration under the Securities Act of 1933, as amended (the "Securities Act"), of any securities of the Company.

         3.20 Exemptions from Securities Laws. Subject to the accuracy of the representations and warranties of the Investor set forth in Section 4 hereof, the offer, issuance, sale and delivery of shares of the Securities are, and the issuance of the Common Stock and Warrant Shares will be, exempt from the provisions of Section 5 of the Securities Act, and no consent, approval, qualification or registration or filing under any state securities laws is required in connection therewith, except such exemptive filings as are required to be made under applicable securities laws and shall be made on a timely basis.

         3.21 Tax Matters. Except for matters which are not reasonably expected to have a Material Adverse Effect, the Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company.

         3.22 Governmental Permits, Etc. Each of the Company and its Subsidiaries has all necessary franchises, licenses, certificates and other authorizations from any federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company and its Subsidiaries as currently conducted, except where the failure to currently possess such franchises, licenses, certificates and other authorizations is not reasonably expected to have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole.

         3.23 Reporting Status. The Company has timely made all filings required under the Exchange Act during the 12 months preceding the date of the Agreement, and all of those documents complied in all material respects with the SEC's requirements as of their respective filing dates, and the information contained therein as of the respective dates thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. The Company is currently eligible to register the resale of Common Stock in a secondary offering on a registration statement on Form S-3 under the Securities Act.

         3.24 No Manipulation of Stock. The Company has not taken and will not, in violation of applicable law, take any action outside the ordinary course of business designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Preferred Stock.

         3.25 Accountants. Arthur Anderson LLP, who expressed their opinion with respect to the consolidated financial statements to be incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2000 into the Registration Statement (as defined below) and the prospectus which forms a part thereof (the "Prospectus"), have advised that Company that they are, and to the best knowledge of the Company they are, independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder.

         3.26 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Preferred

Stock hereunder will be, or will have been, fully paid or provided for by the Company and the Company will have complied with all laws imposing such taxes.

         3.27 Investment Company. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

         3.28 Offering Materials. The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer or sale of the Preferred Stock as contemplated by the Agreement within the provisions of Section 5 of the Securities Act.

         3.29 Books and Records. The books, records and accounts of the Company and the Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the operations of, the Company and the Subsidiaries. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     4. Representations, Warranties and Covenants of the Investor.

         4.1 Investor Knowledge and Status. The Investor represents and warrants to, and covenants with, the Company that: (i) the Investor is an "accredited investor" as defined in Regulation D under the Securities Act and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Securities; (ii) the Investor understands that the Securities are "restricted securities" and have not been registered under the Securities Act or any applicable state securities law and is acquiring the number of Shares and Investor Warrants set forth in paragraph 3 of the Agreement to which this Annex is attached in the ordinary course of its business and for its own account for investment only, has no present intention of distributing any of such Securities and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting the Investor's right to sell the Common Stock pursuant to the Registration Statement or otherwise, or other than with respect to any claim arising out of a breach of this representation and warranty, the Investor's right to indemnification under Section 6.3); (iii) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; (iv) the Investor has answered all questions in paragraph 3 of the Agreement to which this Annex is attached and the Investor Questionnaire attached hereto as Exhibit B for use in preparation of the Registration Statement and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date; (v) the Investor will notify the Company immediately of any change in any of such information until such time as the Investor has sold all of its Shares, Common Stock and Warrant Shares or until the Company is no longer required to keep the Registration Statement effective; and (vi) the Investor has, in connection with its decision to purchase the number of Shares and Investor Warrants set forth on the signature page to the Agreement to which this Annex is attached, relied only upon the representations and warranties of the Company contained herein and the information contained in the SEC Reports. The Investor understands that the issuance of the Securities to the Investor has not been registered under the Securities Act, or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Investor's investment intent as expressed herein. The Placement Agent is not authorized to make any representation or use any information in connection with the placement, purchase and sale of the Securities, and no person is authorized to provide any representation which is inconsistent or in addition to those in the SEC Reports. The Investor acknowledges that it has not received or relied on any such representations.

         4.2 International Actions. The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities, in any jurisdiction outside the United States. If the Investor is located outside the United States, it has or will take all actions necessary for the sale of the Securities to comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense.

         4.3 Registration Required. The Investor hereby covenants with the Company not to make any sale of the Shares, Common Stock and Warrant Shares without complying with the provisions hereof, including Section 6.2 hereof, and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied (unless the Investor is selling such Shares, Common Stock or Warrant Shares in a transaction not subject to the prospectus delivery requirement), and the Investor acknowledges that the certificates evidencing the Shares will be imprinted with a legend that prohibits their transfer except in accordance therewith. The Investor acknowledges that as set forth in, and subject to the provisions of, Section 6.2, there may occasionally be times when the Company, based on the advice of its counsel, determines that it must suspend the use of the Prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC or until the Company has amended or supplemented such Prospectus.

         4.4 Power and Authority. The Investor further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into the Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of the Agreement, and (ii) the Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Investors herein may be legally unenforceable.

         4.5 No Dispositions. Except with the prior written consent of the Company, the Investor will not, and will not direct any affiliate (within the meaning of Rule 405 under the Securities Act) of the Investor to, prior to the earlier of (i) the effectiveness of the Registration Statement and (ii) 120 days after the Closing Date, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a "Disposition"), the Common Stock of the Company; provided, however, that any action taken by an affiliate of the Investor, whether in the ordinary course of such affiliate's business or otherwise, that was not taken at the direction of the Investor shall not be a Disposition for purposes of this Section 4.5. Since December 12, 2001, the Investor has not engaged, and except with the prior written consent of the Company the Investor will not, prior to the effectiveness of the Registration Statement, engage in any hedging or other transaction which is designed to or could reasonably be expected to lead to or result in a Disposition of Common Stock of the Company by the

Investor or any other person or entity. Such prohibited hedging or other transactions would include, without limitation, effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to the Common Stock of the Company or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock of the Company.

         4.6 No Tax or Legal Advice. The Investor understands that nothing in the Agreement, or any other materials presented to the Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

      5. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to the Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of the Agreement, the delivery to the Investor of the Securities being purchased and the payment therefor.

      6. Registration of the Shares; Compliance with the Securities Act.

         6.1 Registration Procedures and Expenses. The Company shall:

            (a) subject to receipt of necessary information from the Investors, prepare and file with the SEC, as soon as practicable, but in no event later than thirty (30) calendar days after the Closing Date, a registration statement on Form S-3 (the "Registration Statement") to enable the resale of the Common Stock issuable upon conversion of the Shares and the Warrant Shares (collectively, the "Registrable Securities") by the Investors from time to time through the automated quotation system of The Nasdaq Stock Market or in privately-negotiated transactions;

            (b) use its reasonable efforts, subject to receipt of necessary information from the Investors, to cause the Registration Statement to become effective as soon as practicable, but in no event later than ninety (90) calendar days after the Registration Statement is filed by the Company;

            (c) use its reasonable efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement current and effective for a period not exceeding, with respect to each Investor's Registrable Securities, the earliest of (i) the second anniversary of the Closing Date, (ii) the date on which the Investor may sell all Registrable Securities then held by the Investor without restriction by the volume limitations of Rule 144(e) of the Securities Act or (iii) such time as all Securities purchased by such Investor in this Offering and all Registrable Securities have been sold by such Investor;

            (d) furnish to the Investor with respect to the Registrable Securities registered under the Registration Statement such number of copies of the Registration Statement, Prospectuses (including supplemental prospectuses) and preliminary versions of the Prospectus filed with the SEC ("Preliminary Prospectuses") in conformity with the requirements of the Securities Act and such other documents as the Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Investor, provided, however, that unless waived by the Company in writing, the obligation of the Company to deliver copies of Prospectuses or Preliminary Prospectuses to the Investor shall be subject to the receipt by the Company of reasonable assurances from the Investor that the Investor will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectuses or Preliminary Prospectuses;

            (e) file documents required of the Company for normal blue sky clearance in states reasonably specified in writing by the Investor prior to the effectiveness of the Registration Statement, provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

            (f) bear all expenses (other than underwriting discounts and commissions, if any) in connection with the procedures in paragraph (a) through
(e) of this Section 6.1 and the registration of the Registrable Securities pursuant to the Registration Statement; and

            (g) advise the Investors, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

            (h) With a view to making available to the Investor the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investor to sell Shares to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Investor's Securities and Registrable Securities may be resold pursuant to Rule 144(e) or any other rule of similar effect or (B) such date as all of the Investor's Securities and Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and under the Exchange Act; and (iii) furnish to the Investor upon request, as long as the Investor owns any Securities and Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the Company's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail the Investor of any rule or regulation of the SEC that permits the selling of any such Securities and Registrable Securities without registration.

         It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 6.1 that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities to be sold by the Investor, and the intended method of disposition of such securities as shall be required to effect the registration of the Shares.

         The Company understands that the Investor disclaims being an underwriter, but the Investor being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has hereunder.

      6.2 Transfer of Securities After Registration; Suspension.

            (a) The Investor agrees that it will not effect any Disposition of the Securities or Registrable Securities or its right to purchase the Securities or Registrable Securities that would constitute a sale within the meaning of the Securities Act, other than transactions exempt from the registration requirements of the Securities Act, except as contemplated in the Registration Statement referred to in Section 6.1 and as described below, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Investor or its plan of distribution.

            (b) Except in the event that paragraph (c) below applies, the Company shall: (i) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Investor copies of any documents filed pursuant to Section 6.2(b)(i); and (iii) upon request, inform each Investor who so requests that the Company has complied with its obligations in Section 6.2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Investor to that effect, will use its reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Investor pursuant to
Section 6.2(b)(i) hereof when the amendment has become effective).

            (c) Subject to paragraph (d) below, in the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;
(iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall promptly deliver a certificate in writing to the Investor (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investor will refrain from selling any Registrable Securities pursuant to the Registration Statement (a "Suspension") until the Investor's receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable within 30 days after delivery of a Suspension Notice to the Investors. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Investor, the Investor shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 6.2(c).

            (d) Notwithstanding the foregoing paragraphs of this Section 6.2, the Investor shall not be prohibited from selling Registrable Securities under the Registration Statement as a result of Suspensions on more than two occasions of not more than 30 days each in any twelve month period, and any such Suspension must be separated by a period of at least thirty
(30) days from a prior Suspension.

            (e) Provided that a Suspension is not then in effect the Investor may sell Registrable Securities under the Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Registrable Securities. Upon receipt of a request therefor, the Company will provide an adequate number of current Prospectuses to the Investor and to any other parties requiring such Prospectuses.

            (f) In the event of a sale of Registrable Securities by the Investor, unless such requirement is waived by the Company in writing, the Investor must also deliver to the Company's transfer agent, with a copy to the Company, a Certificate of Subsequent Sale substantially in the form attached hereto as Exhibit C, so that the shares may be properly transferred.

        6.3 Indemnification. For the purpose of this Section 6.3

            (a) the term "Selling Stockholder" shall include the Investor and each person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act;

            (b) the term "Registration Statement" shall include any final Prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement (or deemed to be a part thereof) referred to in Section 6.1; and

            (c) the term "untrue statement" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (i) The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement of a material fact contained in the Registration Statement (ii) any inaccuracy in the representations and warranties of the Company contained in the Agreement (including this Annex) or the failure of the Company to perform its obligations hereunder, or (iii) any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement or the failure of such Selling Stockholder to comply with its covenants and agreements contained in Sections 4.1, 4.2, 4.3 or 6.2(a) hereof or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Investor at least one business day prior to the pertinent sale or sales by the Investor.

               (ii) The Investor agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure to comply with the covenants and agreements contained in Section 4.1, 4.2, 4.3 or 6.2(a) hereof, or (ii) any untrue statement of a material fact contained in the Registration Statement if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Investor specifically for use in preparation of the Registration Statement, and the Investor will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. The obligation to indemnify shall be limited to the net amount of the proceeds received by the Investor from the sale of the Registrable Securities pursuant to the Registration Statement.

               (iii) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 6.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 6.3 (except to the extent that such omission materially and adversely affects the indemnifying party's ability to defend such action) or from any liability otherwise than under this Section 6.3. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof (unless it has failed to assume the defense thereof and appoint counsel reasonably satisfactory to the indemnified party), such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the reasonable opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could reasonably have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

               (iv) If the indemnification provided for in this Section 6.3 is unavailable to or insufficient to hold harmless an indemnified party under subsection (i) or (ii) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investors on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or an Investor on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this subsection (iv) were determined by pro rata allocation (even if the Investors were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (iv). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (iv), no Investor shall be required to contribute any amount in excess of the amount by which the net amount received by the Investor from the sale of the Registrable Securities to which such loss relates exceeds the amount of any damages which such Investor has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Investors' obligations in this subsection to contribute are several in proportion to their sales of Registrable Securities to which such loss relates and not joint.

               (v) The parties to the Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 6.3, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 6.3 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act.

         6.4 Termination of Conditions and Obligations. The conditions precedent imposed by Section 4 or this Section 6 upon the transferability of the Registrable Securities shall cease and terminate as to any particular number of the Registrable Securities when such Registrable Securities shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Registrable Securities or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

         6.5 Information Available. So long as the Registration Statement is effective covering the resale of Registrable Securities owned by the Investor, the Company will furnish to the Investor:

            (a) as soon as practicable after it is available, one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants) and (ii) if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-K (the foregoing, in each case, excluding exhibits);

            (b) upon the reasonable request of the Investor, all exhibits excluded by the parenthetical to subparagraph (a)(ii) of this Section 6.5 as filed with the SEC and all other information that is made available to stockholders; and

            (c) upon the reasonable request of the Investor, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses; and the Company, upon the reasonable request of the Investor, will meet with the Investor or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Registrable Securities and will otherwise cooperate with the Investor conducting an investigation for the purpose of reducing or eliminating the Investor's exposure to liability under the Securities Act, including the reasonable production of information at the Company's headquarters; provided, that the Company shall not be required to disclose any confidential information to or meet at its headquarters with the Investor until and unless the Investor shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company with the Company with respect thereto.

         6.6 Public Statements. The Company will not issue any public statement, press release or any other public disclosure listing Investor as one of the purchasers of the Securities without Investor's prior written consent, except as may be required by applicable law or rules of any exchange on which the Company's securities are listed.

      7. Right of First Offer. Subject to the terms and conditions specified in this Section 7, the Company hereby grants to each Investor who holds Shares of Preferred Stock a right of first offer with respect to future issuances by the Company of its Equity Securities (as hereinafter defined).

         7.1 Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Equity Securities"), the Company shall first make an offering of such Equity Securities to the Investor in accordance with the following provisions:

            (a) The Company shall deliver a notice by certified mail (a "Notice") to the Investor stating (i) its bona fide intention to offer such Equity Securities, (ii) the number of such Equity Securities to be offered, and
(iii) the price and terms, if any, upon which it proposes to offer such Equity Securities.

            (b) Within 15 calendar days after delivery of the Notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Equity Securities which equals the proportion that the sum of the number of shares of Common Stock plus the number of shares of Common Stock issuable upon conversion of Preferred Stock and upon the exercise of the Investor Warrants, in each case then held, by such Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities).

            (c) The Company may, during the 60-day period following the expiration of the period provided in subsection 7.1(b) hereof, offer the remaining unsubscribed portion of the Equity Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Equity Securities within such period, or if such agreement is not consummated within 90 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Equity Securities shall not be offered unless first reoffered to the Investors in accordance herewith.

            (d) The right of first offer in this Section 7 shall not be applicable (i) to the issuance or sale by the Company of any of its capital stock pursuant to any benefit, option, restricted stock, stock purchase or similar plans or arrangements, including pursuant to or upon the exercise of option rights, warrants or other securities or agreements, (ii) any underwritten public offering or any other public offering by the Company in which shares are offered at market price, (iii) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (iv) to the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (v) to the issuance of securities to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, or similar transactions, (vi) to the issuance or sale of the Preferred Stock, (vii) to any issuance in connection with a stock split, reverse stock split, reclassification, recapitalization, consolidation, merger or similar event, (viii) to the issuance of securities that, with unanimous approval of the Board of Directors of the Company, are not offered to any existing stockholder of the Company or (ix) any securities issued to Sanmina Corporation as contemplated by Section 3(c)(i)(1)(e) of the Series A Certificate.

      8. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express (or comparable service) or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one (1) business day after so mailed, (iii) if delivered by International Federal Express (or comparable service), two (2) business days after so mailed, (iv) if delivered by facsimile, upon electric confirmation of receipt and shall be delivered as addressed as follows:

                (a)      if to the Company, to:

                         Novatel Wireless, Inc.
                         9360 Towne Centre Drive, Suite 110
                         San Diego, CA  92121
                         Attn: John Major
                         Chief Executive Officer
                         Phone: (858) 320-8800
                         Telecopy: (858) 812-3414

                         with a copy mailed to:

                         Latham & Watkins
                         633 West Fifth Street, Suite 4000
                         Los Angeles, CA 90071
                         Attn:  J. Scott Hodgkins, Esq.
                         Phone:  (213) 485-1234
                         Telecopy:  (213) 891-8763

         (b) if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

      9. Changes. The Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

      10. Headings. The headings of the various sections of the Agreement have been inserted for convenience of reference only and shall not be deemed to be part of the Agreement.

      11. Severability. In case any provision contained in the Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

      12. Governing Law. The Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law.

      13. Counterparts. The Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

      14. Confidential Disclosure Agreement. Notwithstanding any provision of the Agreement to the contrary, any confidential disclosure agreement previously executed by the Company and the Investor in connection with the transactions contemplated by the Agreement shall remain in full force and effect in accordance with its terms following the execution of the Agreement and the consummation of the transactions contemplated hereby.

                                    EXHIBIT A

                             NOVATEL WIRELESS, INC.

                         STOCK CERTIFICATE QUESTIONNAIRE

         Pursuant to Section 4 of the Agreement, please provide us with the following information:

1.  The exact  name that your  Shares  are to be  registered  in ______________
    (this  is  the  name   that  will   appear  on  your   stock
    certificate(s)).  You may use a nominee name if appropriate:

2. The relationship between the Investor and the registered ______________ holder listed in response to item 1 above:

3. The mailing address of the registered holder listed in ______________ response to item 1 above:

4. The Social Security Number or Tax Identification Number of ______________ the registered holder listed in the response to item 1 above:

                                    EXHIBIT B

                             NOVATEL WIRELESS, INC.

                             INVESTOR QUESTIONNAIRE

                (all information will be treated confidentially)

To:  Novatel Wireless, Inc.,

         This Investor Questionnaire ("Questionnaire") must be completed by each potential investor in connection with the offer and sale of the shares of the series A convertible preferred stock, par value $.001 per share and warrants to purchase common stock, par value $.001 per share (collectively, the "Securities"), of Novatel Wireless, Inc. (the "Company"). The Securities are being offered and sold by the Company without registration under the Securities Act of 1933, as amended (the "Securities Act"), and the securities laws of certain states, in reliance on the exemptions contained in Section 4 of the Securities Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Company must determine that a potential investor meets certain suitability requirements before offering or selling Securities to such investor. The purpose of this Questionnaire is to assure the Company that each investor will meet the applicable suitability requirements. The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemption from registration is based in part on the information herein supplied.

         This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. Your answers will be kept strictly confidential. However, by signing this Questionnaire you will be authorizing the Company to provide a completed copy of this Questionnaire to such parties as the Company deems appropriate in order to ensure that the offer and sale of the Shares will not result in a violation of the Securities Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Securities. All potential investors must answer all applicable questions and complete, date and sign this Questionnaire. Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item.

A.       BACKGROUND INFORMATION

Name:
     --------------------------------------------------------------------------------------------------------------

Business Address:
                 --------------------------------------------------------------------------------------------------
                               (Number and Street)


-------------------------------------------------------------------------------------------------------------------
(City)                                          (State)                                     (Zip Code)

Telephone Number:  (         )
                              -------------------------------------------------------------------------------------

Residence Address:
                  -------------------------------------------------------------------------------------------------
                               (Number and Street)


-------------------------------------------------------------------------------------------------------------------
(City)                                          (State)                                     (Zip Code)

Telephone Number:  (         )
                              -------------------------------------------------------------------------------------

If an individual:

Age:______                     Citizenship:__________             Where registered to vote:
                                                                                           ------------------------


If a corporation, partnership, limited liability company, trust or other entity:

Type of entity:
               ----------------------------------------------------------------------------------------------------

State of formation:______________                                 Date of formation:
                                                                                    -------------------------------

Social Security or Taxpayer Identification No.
                                              ---------------------------------------------------------------------

Send all correspondence to (check one):  ____ Residence Address                               ____ Business Address


B.       STATUS AS ACCREDITED INVESTOR

The undersigned is an "accredited investor" as such term is defined in Regulation D under the Securities Act, as at the time of the sale of the Securities the undersigned falls within one or more of the following categories (Please initial one or more, as applicable):(1)

_____(1) a bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with the investment decisions made solely by persons that are accredited investors;1

_____(2) a private business development company as defined in Section 202(a)(22) of the Investment Adviser Act of 1940;

_____(3) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares offered, with total assets in excess of $5,000,000;

_____(4) a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of such person's purchase of the Shares exceeds $1,000,000;

_____(5) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

_____(6) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; and


--------
1 As used in this Questionnaire, the term "net worth" means the excess of total assets over total liabilities. In computing net worth for the purpose of subsection (4), the principal residence of the investor must be valued at cost, including cost of improvements, or at recently appraised value by an institutional lender making a secured loan, net of encumbrances. In determining income, the investor should add to the investor's adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depreciation, contributions to an IRA or KEOGH retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

_____(7) an entity in which all of the equity owners are accredited investors (as defined above).

C. REPRESENTATIONS

The undersigned hereby represents and warrants to the Company as follows:

         1. Any purchase of the Securities would be solely for the account of the undersigned and not for the account of any other person or with a view to any resale, fractionalization, division, or distribution thereof.

         2. The information contained herein is complete and accurate and may be relied upon by the Company, and the undersigned will notify the Company immediately of any material change in any of such information occurring prior to the closing, if any, with respect to the purchase of Securities by the undersigned or any co-purchaser.

         3. There are no suits, pending litigation, or claims against the undersigned that could materially affect the net worth of the undersigned as reported in this Questionnaire.

         4. The undersigned acknowledges that there may occasionally be times when the Company, based on the advice of its counsel, determines that it must suspend the use of the Prospectus forming a part of the Registration Statement (as such terms are defined in the Agreement to which this Questionnaire is attached) until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Securities and Exchange Commission or until the Company has amended or supplemented such Prospectus. The undersigned is aware that, in such event, the Securities will not be subject to ready liquidation, and that any Shares purchased by the undersigned would have to be held during such suspension. The overall commitment of the undersigned to investments which are not readily marketable is not excessive in view of the undersigned's net worth and financial circumstances, and any purchase of the Securities will not cause such commitment to become excessive. The undersigned is able to bear the economic risk of an investment in the Securities.

         5. The undersigned has carefully considered the potential risks relating to the Company and a purchase of the Securities, and fully understands that the Securities are speculative investments which involve a high degree of risk of loss of the undersigned's entire investment. Among others, the undersigned has carefully considered each of the risks described under the headings "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and the Company's Current Report on Form 10-Q filed on September 30, 2001.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire this __ day of December, 2001, and declares under oath that it is truthful and correct.

                                   Print Name

                                   By:
                                      ---------------------------------------
                                      Signature

                                   Title:
                                         ------------------------------------
                                         (required for any purchaser  that is a
                                          corporation,  partnership,
                                          trust or other entity)

                                    EXHIBIT C

                                 FORM OF WARRANT

THE WARRANT EVIDENCED HEREBY, AND THE SHARES OF COMMON STOCK ISSUABLE HEREUNDER, HAVE BEEN AND WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE APPLICABLE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND SHALL NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE PROPOSED DISPOSITION IS THE SUBJECT OF A CURRENTLY EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND SUCH STATE SECURITIES LAWS IN CONNECTION WITH SUCH DISPOSITION.

                             NOVATEL WIRELESS, INC.

                          COMMON STOCK PURCHASE WARRANT

                          Void After December 21, 2005

                    This Stock Purchase Warrant is Issued to

                          [Insert Investor Information]

(hereinafter called the "initial registered holder" or the "registered holder," which term shall include its successors and assigns) by Novatel Wireless, Inc., a Delaware corporation (hereinafter referred to as the "Company"). The holder of this Warrant is entitled to certain of the benefits conferred by that certain Series A Convertible Preferred Stock and Warrant Purchase Agreement dated as of December 21, 2001 (the "Purchase Agreement"), a copy of which is on file at the office of the Company at the address specified below. This Warrant may be transferred by the registered holder only in accordance with the provisions of Sections 1.04 and 5 hereof. A copy of the Purchase Agreement will be furnished to any subsequent registered holder hereof upon written request. The Purchase Agreement contains an undertaking by the Company under certain circumstances to effect registration and qualification under federal and state securities laws of, or to take other action with respect to, the shares of Common Stock, par value $.001, of the Company ("Common Stock") issuable on exercise of this Warrant. Unless otherwise defined herein, defined terms in this Warrant shall have the meanings ascribed thereto in the Purchase Agreement.

      Section 1. The Warrant.
                 -----------

      1.01. For value received and subject to the terms and conditions hereinafter set forth, the registered holder is entitled, upon surrender of this Warrant at any time on or prior to December 21, 2005, subject to Section 1.07 herein, (with the subscription form annexed hereto duly executed) at the office of the Company at 9360 Towne Centre Drive, Suite 110, San Diego, CA 92121, or such other office of which the Company shall notify the registered holder hereof in writing, to purchase from the Company [_____] fully paid and non-assessable shares ("Initial Exercisable Shares" and, as adjusted from time to time as hereinafter provided, "Exercisable Shares") of Common Stock for an initial exercise price of $1.20 per share, as adjusted from time to time as provided below (the "Warrant Exercise Price"). This Warrant may be exercised in full or in part from time to time, subject to the limitations set forth in Section 1.06 hereof. Within 5 business days after surrender of this Warrant and receipt of payment of the Warrant Exercise Price, the Company shall issue and deliver to the registered holder a certificate or certificates for shares of Common Stock, in certificates of such denominations and in such names as the registered holder may specify, together with any other stock, securities or property to which such holder may be entitled to receive pursuant to Sections 1.05(B), 1.05(C) or 1.05(D) hereof. In the case of the purchase of less than all the shares purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a substitute Warrant of like tenor for the balance of the shares purchasable hereunder. This Warrant shall expire at 8:00 P.M. (Eastern Standard Time) on December 21, 2005 and shall be void thereafter.

      1.02. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for the purpose of issue upon exercise of the rights evidenced hereby, a sufficient number of shares of its Common Stock to provide for the exercise of such rights. Upon surrender for exercise, this Warrant shall be canceled and shall not be reissued; provided, however, that upon the partial exercise hereof a substitute Warrant representing the rights to subscribe for and purchase any such unexercised portion hereof shall be issued.

      1.03. Subject to compliance with applicable securities laws, this Warrant may be subdivided into one or more Stock Purchase Warrants entitling the registered holder to purchase shares of Common Stock in multiples of one or more whole shares, upon surrender of this Warrant by the registered holder for such purpose at the office of the Company.

      1.04. The Company shall maintain at its office (or at such other office or agency of the Company as it may from time to time designate in writing to the registered holder hereof), a register containing the names and addresses of the holders of all Stock Purchase Warrants. The registered holder of such a Warrant shall be the person in whose name such Warrant is originally issued and registered, unless a subsequent holder shall have presented to the Company such Warrant, duly assigned to him, for inspection and a written notice of his acquisition of such Warrant and designating in writing the address of such holder, in which case such subsequent holder of the Warrant shall become a subsequent registered holder. Any registered holder of this Warrant may change his address as shown on such register by written notice to the Company requesting such change. Any written notice required or permitted to be given to the registered holder of this Warrant shall be mailed, by registered or certified mail, to such registered holder at his address as shown on such register.

      1.05. The rights of the registered holder shall be subject to the following terms and conditions:

         (A) Adjustments to the Warrant Exercise Price.

            (i) Special Definitions. For purposes of this Warrant, the following
                -------------------
definitions shall apply:

            (1) "Original Issue Date" shall mean the date on which this Warrant
                 -------------------
was issued.

            (2) "Stock Purchase Warrants" shall mean the Warrants sold by the
                 -----------------------
Company pursuant to the Purchase Agreement.

            (3) "Additional Shares of Common Stock" shall mean all shares of
                 ---------------------------------
Common Stock issued by the Company after the Original Issue Date by reason of stock dividends, distributions payable in common stock, stock splits, reverse stock splits, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations or other similar event, other than:

                        (a) securities issued or issuable as a dividend or
            distribution on the Series A Preferred Stock;

                        (b) any securities issued or issuable as a result of an
            adjustment of the Warrant Exercise Price made pursuant to Subsection 1.05(A);

                        (c) any shares of capital stock of the Company, not to
            exceed one-half of one percent of the total issued and outstanding capital stock of the Company on an "as converted to Common Stock" basis, the issuance of which is approved by vote of a majority of the Board of Directors of the Company, including the affirmative vote of a majority of the directors designated for election by the holders of the Series A Preferred Stock;

                        (d) not more than ten shares of capital stock of the
            Company on an "as converted to Common Stock" basis, the issuance of which resulted from mathematical or other error or inadvertence, provided that the transaction in which such shares were issued was approved at the time by vote of a majority of the Board of Directors of the Company, including the affirmative vote of a majority of the directors designated for election by the holders of the Series A Preferred Stock; and

                        (e) any issuance of Common Stock to Sanmina Corporation
            that does not exceed 10% of the common stock outstanding immediately prior to the Original Issue Date.

         (ii) Adjustment of the Warrant Exercise Price and Number of Shares of
              ----------------------------------------------------------------
Common Stock for Dividends, Distributions, Subdivisions, Combinations or
------------------------------------------------------------------------
Consolidations of Common Stock.
------------------------------

            (1) Stock Dividends, Distributions or Subdivisions. In the event the Company shall be deemed to have issued Additional Shares of Common Stock in a stock dividend, stock distribution or subdivision, the Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant in effect immediately prior to such deemed issuance shall, concurrently with the effectiveness of such deemed issuance, be proportionately decreased or increased, as appropriate.

            (2) Combinations or Consolidations. In the event the outstanding shares of Common Stock shall be combined, consolidated or otherwise changed, by recapitalizations, reclassifications, stock splits, reverse stock splits, exchanges of shares, separations, reorganizations, liquidations or otherwise, the Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant in effect immediately prior to any such combination, consolidation or other event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

         (B) Adjustments for Certain Dividends and Distributions. In the event
             ---------------------------------------------------
that at any time or from time to time after the Original Issue Date the Company shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Stock Purchase Warrants shall receive upon exercise thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company that they would have received had their Stock Purchase Warrants been exercised for Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the exercise date, retained such securities receivable by them as aforesaid during such period, giving application during such period to all adjustments called for herein.

         (C) Adjustment for Reclassification, Exchange, or Substitution. In the
             ----------------------------------------------------------
event that at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the exercise of this Warrant shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a merger, consolidation, or sale of assets provided for below), then and in each such event the registered holder of this Warrant shall have the right thereafter to exercise this Warrant for the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such Warrant might have been exercisable for immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

         (D) Adjustment for Merger, Consolidation or Sale of Assets. In the
             ------------------------------------------------------
event that at any time or from time to time after the Original Issue Date, the Company shall sell all or substantially all of its assets or merge or consolidate with or into another entity, this Warrant shall thereafter be exercisable for the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon exercise of this Warrant would have been entitled to receive upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 1.05 with respect to the rights and interest thereafter of the registered holders of the Stock Purchase Warrants, to the end that the provisions set forth in this Section 1.05 (including provisions with respect to changes in and other adjustments of the Warrant Exercise Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of this Warrant.

         (E) No Impairment. The Company shall not, by amendment of its
             -------------
Certificate of Incorporation or Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, including, without limitation, voluntary bankruptcy proceedings, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but shall at all times in good faith assist in the carrying out of all the provisions of this
Section 1.05 and in the taking of all such action as may be necessary or appropriate on order to protect the rights of the registered holder of this Warrant against impairment.

         (F) Notice of Adjustment of the Warrant Exercise Price or Number of
             ---------------------------------------------------------------
Exercisable Shares. Upon the occurrence of each adjustment, readjustment or
------------------
other change relating to the Warrant Exercise Price or in the number of Exercisable Shares, then, and in each such case, the Company at its expense shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder at the address of such registered holder as shown on the books of the Company, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease in the number of Exercisable Shares (or other denominations of securities) purchasable at the Warrant Exercise Price upon the exercise of this Warrant setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         (G) Notice. In case at any time: (1) the Company shall pay any dividend
             ------
or make any distribution (other than regular cash dividends from earnings or earned surplus paid at an established rate) to the holders of its Common Stock;
(2) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights; (3) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with or sale of all or substantially all of its assets to another corporation; or (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of such cases, the Company shall give written notice, by first class mail, postage prepaid, addressed to the registered holder at the address of such registered holder as shown on the books of the Company of the date on which (a) the books of the Company shall close or a record date shall be fixed for determining the shareholders entitled to such dividend, distribution or subscription rights, or (b) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also provide reasonable details of the proposed transaction and specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

         (H) Voting Rights. This Warrant shall not entitle the registered holder
             -------------
to any voting rights or any other rights as a stockholder of the Company but upon presentation of this Warrant with the subscription form annexed duly executed and the tender of payment of the Warrant Exercise Price at the office of the Company pursuant to the provisions of this Warrant the registered holder shall forthwith be deemed a stockholder of the Company in respect of the shares of Common Stock so subscribed and paid for.

         (I) No Change Necessary. The form of this Warrant need not be changed
             -------------------
because of any adjustment in the Warrant Exercise Price or in the number of shares of Common Stock issuable upon its exercise. A Warrant issued after any adjustment on any partial exercise or upon replacement may continue to express the same Warrant Exercise Price and the same number of shares of Common Stock (appropriately reduced in the case of partial exercise) as are stated on this Warrant as initially issued, and that Warrant Exercise Price and that number of shares shall be considered to have been so changed as of the close of business on the date of adjustment.

      1.06. Notwithstanding any other provision of this Warrant, the Company shall not be obligated to issue, in the aggregate, more than 10,868,831 shares of Common Stock as constituted as of the date hereof (the "Nasdaq Cap") upon (1) conversion of the Series A Preferred and (2) exercise of the Stock Purchase Warrants if issuance of a larger number of shares would constitute a breach of the Company's obligations under its agreements with The Nasdaq Stock Market.

      1.07. The rights of the registered holder shall be subject to mandatory exercise at the option of the Company as described below:

         (A) Mandatory Exercise of the Warrant.
             ---------------------------------

            (i) On or at any time following the Registration Effective Date (as defined below), the Company may, on at least 10 days' notice, elect to require to have the registered holder of this Warrant exercise any and all remaining Exercisable Shares at the Warrant Exercise Price, as adjusted, prior to the Exercise Expiration Date (as defined below) (such election by the Company, the "Mandatory Exercise Election"); provided, that the Company may not exercise such right unless: (i) the Registration Statement (as defined below) is effective,
(ii) the average of the closing prices of the Common Stock as reported by The Nasdaq Stock Market over the twenty consecutive trading-day period ending not more than five business days prior to the date of the Company Notice (as defined below) is greater than or equal to the product of (x) the Warrant Exercise Price in effect on the last day of such twenty consecutive trading-day period and (y) 2.00, and (iii) during the period beginning on the date of the Company Notice (as defined below) and ending on the Exercise Expiration Date (as defined below)
(1) the Company shall not have received any request from the SEC or any other federal or state governmental authority for amendments or supplements to the Registration Statement or related prospectus or for additional information; (2) no stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose shall have been issued by the SEC or any other federal or state governmental authority; (3) the Company shall not have received any notification with respect to the suspension of the qualification or exemption from qualification of the Common Stock for sale in any jurisdiction or the initiation of any proceeding for such purpose; and (4) there shall not have occurred any event or circumstance which would necessitate the making of any changes in the Registration Statement or related prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (ii) The Company shall provide written notice (the "Company Notice") by first class mail, postage prepaid, to the registered holder of the Warrant subject to the Mandatory Exercise Election at the address last shown on the records of this Company for such holder, notifying such holder of the Mandatory Exercise Election, specifying the date by which the Warrant must be exercised (the "Exercise Expiration Date"); provided that such Exercise Expiration Date shall not be less than 10 days from the date of the Company Notice, the place at which the subscription form annexed hereto duly executed and payment in an amount equal to the Warrant Exercise Price may be made to the Company and calling upon such holder to surrender to the Company, in the manner and at the place designated, the Warrant subject to the Mandatory Exercise Election. Notwithstanding anything to the contrary contained in this Warrant, the registered holder shall not be entitled to exercise the Warrant unless the Company receives both the subscription form annexed hereto duly executed and payment in an amount equal to the Warrant Exercise Price, as adjusted, in the form of (i) a certified or cashier's check payable to the order of the Corporation, (ii) a wire transfer to the account of the Company, or (iii) any combination of (i) and (ii) above. In the event that the Warrant is not exercised prior to 5:00 p.m., Los Angeles time, on the Exercise Expiration Date, the Warrant (and the right to exercise the Warrant) shall lapse and terminate and be void thereafter.

         (B) Definitions: For purposes of this Section 1.07, the following
             -----------
definitions shall apply:

            (i) "Registration Effective Date" shall mean the first date on which
                 ---------------------------
the Registration Statement has been declared effective.

            (ii) "Registration Statement" shall mean the Company's registration
                  ----------------------
statement on Form S-3 under the Securities Act of 1933, as amended, covering the registration of (a) the shares of Common Stock issuable upon conversion of the Series A Preferred Stock and (b) the shares of Common Stock issuable upon exercise of the Warrants.

      Section 2. Covenant of the Company. All shares of Common Stock which may
                 -----------------------
be issued upon the exercise of the rights represented by this Warrant, shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.

      Section 3. Fractional Shares. No fractional shares or scrip representing
                 -----------------
fractional shares shall be issued upon exercise of this Warrant. If, upon exercise of this Warrant as an entirety, the registered holder would, except for the provisions of this Section 3, be entitled to receive a fractional share of Common Stock, then the Company shall pay in cash to such registered holder an amount equal to such fractional share multiplied by the fair market value of one share of Common Stock (as reasonably determined by the Board of Directors of the Company) on the date of such exercise.

      Section 4. Substitution. In case this Warrant shall be mutilated, lost,
                 ------------
stolen or destroyed, the Company will issue a new Warrant of like tenor and denomination and deliver the same (a) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (b) in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft, or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction), and of indemnity (or, in the case of the initial holder or any other institutional holder, an indemnity agreement) satisfactory to the Company.

      Section 5. Transfer Restrictions. This Warrant and the shares of Common
                 ---------------------
Stock into which this Warrant is exercisable shall not be sold, transferred, pledged or hypothecated unless the proposed disposition is the subject of a currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or unless the Company has received an opinion of counsel reasonably satisfactory in form and scope to the Company that such registration is not required except that such restrictions shall not apply to any transfer of this Warrant or the shares of Common Stock into which this Warrant is exercisable: (i) to a partner or other affiliate of the registered holder, including any entity of which the registered holder or a related entity is a General Partner; (ii) by gift or bequest or through inheritance to, or for the benefit of, any member or members of the registered holder's immediate family; (iii) by a registered holder to a trust (a) in respect of which the registered holder serves as trustee, provided that the trust instrument governing such trust shall provide that the registered holder, as trustee, shall retain sole and exclusive control over the voting and disposition of such Warrant until the termination of this Warrant or (b) for the benefit solely of any member or members of the registered holder's immediate family; and (iv) pursuant to any underwritten public offering of Common Stock pursuant to an effective registration statement under the Securities Act.

      Section 6. Taxes. The Company shall pay any taxes or other charges that
                 -----
may be imposed in respect of the issuance and delivery of the Warrant or any shares of Common Stock or other property upon exercise hereof.

      Section 7. Governing Law. This Warrant shall be deemed a contract made
                 -------------
under the laws of the State of New York and its provisions and the rights and obligations of the parties hereunder shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of New York, without regard to its principles of conflicts of laws.

      Section 8. Miscellaneous. This Warrant and any term hereof may be changed,
                 -------------
waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

                                     ******

         IN WITNESS WHEREOF, the Company has caused this Common Stock Purchase Warrant to be signed by its Chief Executive Officer thereunto duly authorized and attested by its Secretary this 21st day of December, 2001.

ATTEST:                                        NOVATEL WIRELESS, INC.


By:______________________                      By:___________________________
Name: Melvin L. Flowers                           Name: John Major
Its: Secretary                                    Its: Chief Executive Officer

                                SUBSCRIPTION FORM

         The undersigned, the registered holder of the within Common Stock Purchase Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ________ shares of Common Stock of Novatel Wireless, Inc., and herewith makes payment of $___________ therefor and requests that the certificates representing such shares be issued in the name of and delivered to:


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


and if such shares shall not include all of the shares issuable under this Warrant, that a new Warrant of like tenor and date be delivered to the undersigned for the shares not issued.


Dated:___________________                       ____________________________
                                                Signature

                               FORM OF ASSIGNMENT


For value received the undersigned hereby sells, assigns and transfers unto _________________________________ whose address is ___________________________
_____________________________________________________________________________,
the attached Common Stock Purchase Warrant with respect to ____________ shares purchasable thereby, and does hereby irrevocably constitute and appoint _____________________________________ attorney to transfer such Warrant on the books of the within named corporation with full power of substitution in the premises.

Dated:_________________________________

In the presence of:


------------------------                        --------------------------
                                                Signature